Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2005 Annual Report to Shareholders of The Kroger Co., which is included in The Kroger Co.’s Annual Report on Form 10-K for the year ended January 28, 2006.

/s/ PricewaterhouseCoopers LLP
_________________________________
PricewaterhouseCoopers LLP
Cincinnati, Ohio
October 23, 2006